Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-197918) pertaining to the PrivateBancorp, Inc. Savings, Retirement & Employee Stock Ownership Plan of PrivateBancorp, Inc. of our report dated June 29, 2017, with respect to the financial statements and schedule of the PrivateBancorp, Inc. Savings, Retirement & Employee Stock Ownership Plan included in this Annual Report (Form 11-K) for the year ended December 31, 2016.

/s/ Ernst & Young LLP
Chicago, Illinois
June 29, 2017